Exhibit 23.2



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
February 17, 1998, which appears on page 31 of the annual report on Form 10-K of Peoples Financial Services Corp. and Subsidiary for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.




/s/ Prociak & Associates, L.L.C.

PROCIAK & ASSOCIATES, L.L.C.
Wilkes-Barre, Pennsylvania
July 27, 1999